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                                                                    EXHIBIT 11.1

                               GC COMPANIES, INC.
                               ------------------

Computation  of  weighted  average  number  of  shares   outstanding  used  in
determining primary and fully diluted earnings per share:


(In thousands)                                    Nine Months            Three Months
                                                 Ended July 31,          Ended July 31,
                                                 1997     1996           1997    1996
                                                 ----     ----           ----    ----


PRIMARY
-------

1.    Weighted average number of common
      shares outstanding                       7,735    7,816          7,705    7,816

2.    Assumed exercise of certain stock
      options based on average
      market value                                40       35             49       36
                                               -----    -----          -----    -----

3.    Weighted average number of shares
      used in primary per share
      computations                             7,775    7,851          7,754    7,852
                                               =====    =====          =====    =====




FULLY DILUTED (A)
-----------------

1.    Weighted average number of common
      shares outstanding                       7,735    7,816          7,705    7,816

2.    Assumed exercise of all dilutive
      options based on higher of
      average or closing market value             43       37             49       38
                                               -----    -----          -----    -----

3.    Weighted average number of shares
      used in fully diluted per share
      computations                             7,778    7,853          7,754    7,854
                                               =====    =====          =====    =====




(A) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.